Exhibit 5




                                  July 31, 2002


Oneida Ltd.
163-181 Kenwood Avenue
Oneida, New York  13421


Ladies and Gentlemen:


                  I have acted as counsel for Oneida Ltd., a New York corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") of the Company filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to (i) 1,500,000 shares of common stock, par value $1.00 per share of the Company (the "Shares"), to be issued from time to time pursuant to the Oneida Ltd. 2002 Stock Option Plan (the "Option Plan"), (ii) 1,700,000 Shares to be issued from time to time pursuant to the Oneida Ltd. Employee Stock Ownership Plan (the "ESOP") and (iii) 500,000 Shares to be issued from time to time pursuant to the Oneida Ltd. Employee Stock Purchase Plan (the "ESPP", collectively, the Stock Option Plan, the ESOP and the ESPP are hereinafter referred to as the "Plans").

                  In so acting, I have examined the Registration Statement, the Plans and originals or copies identified to my satisfaction of such corporate records of the Company, certificates and statements of public officials, officers of the Company, and such other documents, records, certificates and other instruments as in my judgment are necessary or appropriate to enable me to render the opinion expressed below. In such examinations, I have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to me as originals and the conformity with originals of all documents submitted to me as copies.

                  The opinion expressed below is limited to the New York Business Corporation Law, and I do not express any opinion herein concerning any other law.

                  Based upon the foregoing and having regard for such legal considerations as we have deemed relevant, I am of the opinion that the Shares have been duly authorized by the Company and, when (a) issued and delivered by the Company in accordance with the terms of the respective Plan and (b) paid for in full accordance with the terms of the respective Plan, the Shares will be validly issued, fully paid and non-assessable.

                  I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                   Very truly yours,
                                   /s/  Catherine H. Suttmeier

                                   Catherine H. Suttmeier
                                   Corporate Vice President, Secretary
                                   and General Counsel